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                                                                  Exhibit (a)(5)


            PRESENTATION GIVEN TO EMPLOYEES, DATED FEBRUARY 8, 2001

                             Stock Option Program

                           John Graham, Steve Moore

                                 February 2001

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                                                                      Background


 . Significant numbers of people holding under water stock options, (greater than) 300 employees

 .  More than 5 million options under water

 .  Board Meeting 23 January 2001 - agreed way forward

 . Finite size of stock pool - need options for hiring, promotions, incentives and future awards

 .  All alternative approaches reviewed and evaluated

 .  Chosen route best for staff and best for Virata - but innovative

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                                                         Alternatives Considered


 .  Issue new stock options to compensate
   *  too many options under water
   *  too few options in the stock pool
   *  lose value of existing options in short / medium term

 .  Re-price existing options now
   *  re-pricing made uneconomic by FASB
   *  unpredictable economic result
   *  unacceptable to the investment community

 .  Cash compensation or other benefits
   *  adverse effect on EPS; hits stock price

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                                          Delayed at Market Re-pricing - General


 . Allows employees to cancel under water options; new options may be granted no sooner than six months

 .  SEC now requires filing of a Tender Offer - very few examples, new ground

 . Employees have 20 business days from today to decide whether to cancel or not (through 7 March 2001)

 . If an employee chooses to cancel options, all grants made to employee within the six months prior to the cancellation must be included in the cancellation

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                                                            DMR - Virata Program


 . Provide replacement options at 85% of the fair market value six months from cancellation (7 September 2001)

 .  Vesting of replacement grants
   *  25% immediately on grant (same as pricing date, 7 Sept 2001)
   *  1/30th per month (2.5%) for months seven through thirty-six

 .  Cancelled options replaced one-for-one

 .  Exercise price of the cancelled options must be greater than $18.50

 .  Whole grants only eligible for cancellation

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                                                DMR - Virata Program - Continued


 .  Replacements cannot be ISOs because of bargain price

 . UK employees will incur an additional charge for NIC if they re-price (NIC is only on any gain received by the employee)

 . Any additional options Virata may decide to grant will be deferred for six months after the date options are cancelled (priced no earlier that the re-pricing date)

 .  Virata incurs a charge on the pricing date for the 15% discount

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                                                                         Example


 .  Employee A has three qualifying option grants:
   *  5,000 shares @ $72.38 granted 3 March 2000
   *  2,000 shares @ $33.50 granted 14 April 2000
   *  2,000 shares @ $19.38 granted 31 October 2000

 . Employee A wants to tender (cancel) 5,000 @ $72.38, but does not want to tender other grants

 . Employee A must also tender 2,000 @ $19.38 because that option was granted in the last six months

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                                                             Example - Continued


 .  Employee A chooses to tender both the 3 March and 31 October grants

 . Employee A sends completed Letter of Transmittal on 23 February 2001. Both grants (totaling 7,000 share options) are cancelled, effective 8 March 2001

 . Employee A receives a grant of 7,000 share options on 7 September 2001. The exercise price of these options is 85% of the last trade (closing price) on 7 September.

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                                                                      Next Steps


 .  The Company will not advise on individual cases or forecast a stock price

 . Tender Offer documents (Form TO) has been filed with the SEC - a soft copy will be sent to you all today

 . Review the Tender Offer documents; discuss with your financial and tax advisors

 . If you choose to tender options, send a completed Letter of Transmittal to Steve Moore before 7 March 2001

 .  Questions related to the mechanics of the process can be directed to Steve
   Moore and/or John Graham by telephone or email

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                                                                 Important Dates


 .  Letter of Transmittal must be received in Santa Clara no later than 12:00 midnight PST, 7 March 2001

 .  New grants are priced on 7 September 2001

 . If an employee chooses to tender (cancel) any options, all grants made to employee since 4 September 2000 must be included in the cancellation

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                                                           Questions and Answers


 .  Please feel free to ask any questions you may have........

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